EXHIBIT 10.15

January 19, 2004

CONFIDENTIAL
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FoneFriend, Inc.
Attn: Jackelyn Giroux, President
2722 Loker Avenue, Ste G
Carlsbad, California 92008

VIA FACSIMILE 509-691-4251
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Dear Ms. Giroux:

This letter agreement ("Agreement") confirms the terms and conditions of the engagement of Greentree Financial Group, Inc. ("Greentree") by FoneFriend, Inc. (the "Company") to render certain professional services to the Company in connection with the Company's proposed registration statement.

1.      Services.  During the term of  this Agreement, Greentree (utilizing  its
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association  with,  and  the  services  of, the Law Offices of Harold H. Martin)
hereby agrees to perform and/or provide the Company with the following services:

(a) Assist with the preparation of a registration statement on Form S-3 (or such other form as may be appropriate and available to the Company), including drafting of the registration statement, reviewing of the Company's corporate documents in preparation for filing the registration statement, answering comments from the National Association of Securities Dealers ("NASD"), the Securities and Exchange Commission ("SEC") or any stock exchange relating to the registration statement, any "Blue Sky" compliance issues and filing requirements, etc.; and

(b) Assist with the preparation of financing documents (e.g., Dutchess Capital, Compass Capital, etc.), that will give rise to the Company's securities being registered under the registration statement; and

(c) Assist with EDGARizing the aforementioned document and other filings of the Company as required by the NASD, SEC or any stock exchange, including any applicable amendments; and

(d) Provide the services of Harold H. Martin in creating and maintaining an escrow account for the transaction(s) between the Company and Greentree Financial Group, Inc., The Bulletin Board Productions, LLC., and The Bulletin Board Report, LLC.; and

(f) Availability to respond to general questions and to provide strategic advisory services (up to 20 hours) relating to SEC filings, rules and regulations, as well as services in connection with the Company's continued compliance therewith; and

(g) Assist with the (non-CPA) review and filing of all required documents with regards to registration under the Securities Exchange Act of 1934, as amended, with the SEC for Company of Forms 10K-SB, Forms 10Q-SB, Forms 8-K, Forms 3, 4, 5, and 13D, and amendments; and

(h)     Preparation of Rule 144 opinion letters (up to 5); and

(i) Preparation of a new S-8 registration statement and related plan, or preparation and filing of an amendment to the Company's existing S-8 Registration and related plan, if requested; and

(j) Perform such other services as the Company and Greentree shall mutually agree to in writing.

2.      Fees.  The Company agrees  to  compensate  Greentree  for  all  services
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performed  hereunder  with a service fee ("Service Fee") in the aggregate amount of 250,000 shares of common stock, due and payable upon execution of this Agreement by all parties. The Company shall instruct its transfer agent to issue the entire 250,000 shares in the name of Greentree, with further instructions to deliver said shares for deposit into an escrow account, to be established through the Law Offices of Harold H. Martin, for the benefit of Greentree. One hundred fifty thousand (150,000) shares will be released to Greentree from the escrow account upon the effectiveness of the Company's S-3 registration statement as compensation for its Service Fee, without further conditions. This partial release of shares is based on a minimum stock value of $.25 per share for an aggregate value of $37,500. The Company agrees that the balance of one hundred thousand (100,000) shares held in escrow will be released to Greentree, within ninety (90) days from the date hereof, in the event that Greentree does not realize a minimum, aggregate value of $30,000 from the sale of its shares, or the Company's stock is trading an average value of less than $.20 per share. However, in the event that Greentree actually realizes an aggregate sum greater than $30,000, or the market value of the Company's stock is in excess of $.20 per share, and provided that this Agreement has not been earlier terminated by the Company, the balance of the shares held in escrow shall be released to Greentree as additional bonus compensation on June 30, 2004. All shares issued to Greentree by the Company for its Service Fee and bonus compensation, if any, shall be included in the Company's registration statement on Form S-3.

3.     Term.  The term of this Agreement shall  be  twelve  (12)  full  calendar
       ----
months, commencing on January 19, 2004. This agreement may be terminated by the Company upon thirty (30) days prior written notice to Greentree. If the Company terminates this Agreement prior to the expiration of the Term, the Company shall pay to Greentree all reasonable expenses incurred, in accordance with Paragraph 4 hereof. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2, 4, 5, 6 and 8 hereof, shall survive the termination or expiration of this Agreement.

4.     Expenses.   Upon prior written approval by the Company, Greentree may  be
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entitled to reimbursement for all of its reasonable out-of-pocket fees, expenses and costs (including, but not limited to, legal, accounting, travel, accommodations, telephone, translation, computer, courier and supplies) incurred in connection with the performance of its services under this Agreement. All such approved fees, expenses and costs will be billed at any time by Greentree, accompanied by receipts and proper documentation, and shall be payable by the Company within thirty (30) days from invoicing. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

5.     Indemnification.  In addition to the payment of fees and reimbursement of
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fees  and expenses provided for above, the Company agrees to indemnify Greentree and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A, attached hereto, which is incorporated by reference as if fully set forth herein.

6.     Matters Relating to Engagement.   The Company acknowledges that Greentree
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has been retained solely to provide the services set forth in this Agreement. In rendering such services, Greentree shall act as an independent contractor, and any duties of Greentree arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Greentree may perform certain of the services described herein through one or more of its affiliates.

     The Company acknowledges that Greentree is a consulting firm that is engaged in providing financial services. The Company acknowledges and agrees that in connection with the performance of Greentree's services hereunder (or any other services) that neither Greentree nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Greentree or its employees to the Company should be construed as such) and that neither Greentree nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. The attorneys and accountants that work for Greentree are exclusively for Greentree's benefit. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Greentree to the Company and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Greentree to the Company and the transactions contemplated by this Agreement. Neither Greentree nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

     The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Greentree will be using and relying on data, material, and other information (the "Information") furnished by the Company or their respective employees and representatives. The Company will cooperate with Greentree and will furnish Greentree with all Information concerning the Company and any Transaction, Alternate Transaction or Financing which Greentree deems appropriate and will provide Greentree with access to the Company's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Greentree's obligations pursuant to this Agreement. The Company hereby agrees and represents that all Information furnished to Greentree pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Greentree's engagement hereunder, the Company shall promptly advise Greentree in writing. Accordingly, Greentree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Greentree will be using and relying upon the Information without independent verification evaluation thereof.

7.     Governing Law.  This Agreement shall be  governed  by  and  construed  in
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accordance  with the laws of the State of Florida without regard to the conflict of  laws  provisions  thereof.

8.     No Brokers.  The Company represents and warrants to Greentree that  there
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are  no  brokers,  representatives  or  other  persons which have an interest in compensation  due  to  Greentree  from  any  services  contemplated  herein.

9.     Authorization.  The Company and Greentree represent and warrant that each
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has  all  requisite  power  and  authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

10.    Miscellaneous.  This Agreement  constitutes  the entire understanding and
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agreement  between  the Company and Greentree with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and insure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which, shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning a copy of this Agreement to Greentree for execution, which shall constitute a binding agreement as of the date first above written.

Thank  you.  We  look  forward  to  a  mutually  rewarding  relationship.

GREENTREE FINANCIAL GROUP, INC.



By:    /s/  R. Chris Cottone
       ---------------------
Name:  R. Chris Cottone
Title: Vice-President


AGREED  TO  AND  ACCEPTED  AS  OF  JANUARY  19,  2004:

FONEFRIEND, INC.



By:    /s/  Jackelyn Giroux
       ---------------------
Name:  Jackelyn Giroux
Title: President

                           EXHIBIT A: INDEMNIFICATION

     The Company agrees to indemnify Greentree, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or
Section 15 of the Securities Act of 1933 (each such person, including Greentree is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Greentree's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.